GUARANTEE OF MERRILL LYNCH & CO., INC.

FOR VALUE RECEIVED, receipt of which is hereby acknowledged, MERRILL LYNCH & CO., INC., a corporation duly organized and existing under the laws of the State of Delaware (“ML & Co.”), hereby unconditionally guarantees to PPLUS Trust Series JPM-1, a statutory trust organized under the laws of New York (the “Counterparty”), the due and punctual payment of any and all amounts payable by Merrill Lynch International, a company organized under the laws of England and Wales (“MLI”), under the terms of the  Master Agreement between the Counterparty and Merrill Lynch Capital Services, Inc., a company organized under the laws of the State of Delaware (“MLCS”), dated as of August 3, 2004 (the “Agreement”), including, in case of default, interest on any amount due, when and as the same shall become due and payable, whether on the scheduled payment dates, at maturity, upon declaration of termination or otherwise, according to the terms thereof, as transferred to MLI under the terms of the Swap Transfer and Assignment Agreement between MLI and MLCS, dated as of April 12, 2012, in which MLCS transferred and assigned, and MLI accepted, all the rights, liabilities, duties and obligations of MLCS under the terms of the Agreement.  In case of the failure of MLI punctually to make any such payment, ML & Co. hereby agrees to make such payment, or cause such payment to be made, promptly upon demand made by the Counterparty to ML & Co.; provided, however, that delay by the Counterparty in giving such demand shall in no event affect ML & Co.’s obligations under this Guarantee.  This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment guaranteed hereunder, in whole or in part, is rescinded or must otherwise be returned by the Counterparty upon the insolvency, bankruptcy or reorganization of MLI or otherwise, all as though such payment had not been made.

This Guarantee is a guaranty of payment and not of collection.  ML & Co. hereby agrees that its obligations hereunder shall be unconditioned, irrespective of the validity, regularity or enforceability of the Agreement; the absence of any action to enforce the same; any waiver or consent by the Counterparty concerning any provisions thereof; the rendering of any judgment against MLI or any action to enforce the same; or any other circumstances that might otherwise constitute a legal or equitable discharge of a guarantor or a defense of a guarantor.  ML & Co. covenants that this guarantee will not be discharged except by complete payment of the amounts payable under the Agreement.  This Guarantee shall continue to be effective if MLI merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist.

ML & Co. hereby waives diligence; presentment; protest; notice of protest, acceleration, and dishonor, filing of claims with a court in the event of insolvency or bankruptcy of MLI; all demands whatsoever, except as noted in the first paragraph hereof; and any right to require a proceeding first against MLI.

ML & Co. hereby certifies and warrants that this Guarantee constitutes the valid obligation of ML & Co. and complies with all applicable laws.

This Guarantee shall be governed by, and construed in accordance with, the laws of the state of New York.

This Guarantee may be terminated at any time by notice by ML & Co. to the Counterparty given in accordance with the notice provisions of the Agreement, effective upon receipt of such notice by the Counterparty or such later date as may be specified in such notice; provided, however, that this Guarantee shall continue in full force and effect with respect to any obligation of MLI under the Agreement, including the sole Transaction entered into thereunder, entered into prior to the effectiveness of such notice of termination.

This Guarantee becomes effective concurrent with the effectiveness of the Agreement, according to its terms.

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IN WITNESS WHEREOF, ML & Co. has caused this Guarantee to be executed in its corporate name by its duly authorized representative.

MERRILL LYNCH & CO., INC.

By:	/s/ Jeffrey Fricano
Name: Jeffrey Fricano
Title: Senior Vice President
Date: April 10, 2012